CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports (which reports include an explanatory paragraph related to the restatement discussed in Note 21), dated March 16, 2007 (October 2, 2007 as to the restatement discussed in Note 21), relating to the consolidated financial statements and financial statement schedule of Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments) and subsidiaries and management’s report on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2006 appearing in the Annual Report on Form 10-K (as amended by Amendment No. 1 thereto on Form 10-K/A filed on January 7, 2008) of Winthrop Realty Trust for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
Boston, MA
January 22, 2008